Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Leo Motors, Inc. a Delaware corporation (the “Company”), on Form 10-Q for the quarterly period ending September 30, 2012 as filed with the Securities and Exchange Commission (the “Report”), I, Jung Yong (John) Lee, Co-Chief Executive of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jung Yong (John) Lee
Jung Yong (John) Lee
Co-Chief Executive Officer (Principal Executive Officer)
Date: November.19. 2012